Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 79 to the Registration Statement No. 811-03221 on Form N-1A of our reports each dated November 16, 2005 relating to the financial statements and financial highlights of Fidelity Charles Street Trust, including Fidelity Asset Manager 20% (previously known as Fidelity Asset Manager: Income), Fidelity Asset Manager 50% (previously known as Fidelity Asset Manager), and Fidelity Asset Manager 85% (previously known as Fidelity Asset Manager: Aggressive), appearing in the annual report on Form N-CSR of Fidelity Charles Street Trust for the year ended September 30, 2005, and of our report dated May 16, 2006 relating to the financial statements and financial highlights of Fidelity Asset Manager 50% (previously known as Fidelity Asset Manager), a fund of Fidelity Charles Street Trust, for the six month period ended March 31, 2006.

We also consent to reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP

Boston, Massachusetts

September 26, 2006